EXHIBIT 23.15

                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                        TRANSPORTATION COMPONENTS, INC.



      The undersigned hereby consents to be named as a director of Transportation Components Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April __,  1998



                                    By:/s/THOMAS A. WORK
                                    Name: Thomas A. Work